UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2025

Principal Credit Real Estate Income Trust
(Exact name of registrant as specified in its charter)

Maryland	000-56670	99-3313328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

711 High Street Des Moines, Iowa	50392
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 787-1621
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers

Effective December 31, 2025, Patricia Bailey resigned from her role as Chief Operating Officer of Principal Credit Real Estate Income Trust, a Maryland statutory trust (the “Company”). Ms. Bailey’s resignation is in connection with her retirement from Principal Real Estate Investors, LLC, the Company’s investment advisor (the “Adviser”), and was not due to any disagreement with the Company, the Adviser or any of their affiliates.

In connection with Ms. Bailey’s resignation, effective December 31, 2025, the Board of Trustees of the Company has appointed Rajee Harris as Chief Business Officer of the Company.

Rajee Harris, 36, is the Chief Business Officer & Senior Managing Director of Private Investments for Principal Asset Management, which includes the Adviser, its dedicated real estate group. He is responsible for the Commercial Mortgage Servicing & Closing Teams, the Commercial Mortgage Engineering (Environmental & Structural) Team, the Commercial Appraisal Services (Debt & Equity Valuation) Team, the Asset Management Operations & ESG Team, the Real Estate Risk Management Team, and the Real Estate Intelligence and Data Strategy Team. He also works closely with the Information Technology and Data Science Teams.

Mr. Harris originally joined Principal Asset Management in 2012 in its legal department, serving as legal counsel for corporate mergers & acquisitions and private equity real estate. Prior to being elevated into his current role, Rajee was the Chief Operating Officer of the firm’s Real Estate Operating Company (“REOC”) Investments Team. From 2018 to 2021, he served as Managing Director at Partners Enterprise Capital, a Chicago-based private equity real estate firm that invests in and manages REOCs in the United States. Mr. Harris received a JD from Drake University Law School and an MBA and bachelor’s degree in entrepreneurial management and marketing from Drake University.

There are no family relationships between Mr. Harris and any director or executive officer of the Company and there are no transactions between him and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.
December 2025 Distribution
On December 31, 2025, the Company declared distributions for each class of its common shares of beneficial interest, par value $0.01 per share (the "Common Shares"), in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing Fee	Net Distribution
Class A Common Shares	$0.1750	$—	$0.1750
Class E Common Shares	$0.1750	$—	$0.1750
Class F-I Common Shares	$0.1750	$—	$0.1750
Class I Common Shares	$0.1750	$—	$0.1750
The gross distribution amount above reflects a distribution of $0.1350 per Common Share for the month of December and a special distribution of $0.0400 per Common Share. The net distribution for each class of Common Shares is payable to shareholders of record as of the close of business on December 31, 2025, and will be paid on or about January 20, 2026. These distributions will be paid in cash or reinvested in the applicable class of Common Share for shareholders participating in the Company’s distribution reinvestment plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Principal Credit Real Estate Income Trust

By:	/s/ Brian Riley
	Name:	Brian Riley
	Title:	Chief Financial Officer

	Date:	December 31, 2025
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